UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2015
_____________________
SABRE CORPORATION
(Exact name of registrant as specified in its charter)
 _____________________

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)
(682) 605-1000
(Registrant’s telephone number, including area code)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 1, 2015, Sabre Corporation (“Sabre”) completed the previously announced acquisition by its wholly-owned subsidiary, Sabre Technology Enterprises II Ltd. (“Purchaser”), of all of the shares (the “Shares”) of capital stock of Abacus International Pte Ltd (“Abacus”) held by Abacus International Holdings Ltd (“Seller”). The acquisition of the Shares was pursuant to the terms of a Share Purchase Agreement (the “Purchase Agreement”), dated as of May 14, 2015, between Seller and Purchaser. Abacus is a Singapore-based business-to-business travel e-commerce provider that serves the Asia-Pacific region. Prior to its acquisition of the Shares, Purchaser owned approximately 35 percent of the outstanding shares of capital stock of Abacus. As a result of the acquisition, Purchaser owns all of the outstanding shares of Abacus, and Abacus is an indirect, wholly-owned subsidiary of Sabre. Abacus has entered into new long-term distribution agreements with owner carriers that own an interest in Seller.

The net cash consideration for the Shares was $411 million, which excludes the effect of a net working capital adjustment to be finalized after completion. Sabre funded the acquisition, including the working capital adjustment and cash acquired, with a combination of cash on hand, together with a $70 million draw on its revolving credit facility.

In addition, Abacus has entered into a definitive agreement to acquire the remaining interest in Abacus Distribution Systems (Hong Kong), a national marketing company in which Abacus currently owns a minority interest. Sabre expects to continue reviewing opportunities to acquire other national marketing companies in the Asia-Pacific region.

The description of the Purchase Agreement and the acquisition of the Shares is qualified in its entirety by reference to the copy of the Purchase Agreement, which was included as Exhibit 2.1 to Sabre’s Current Report on Form 8-K, filed on May 14, 2015.

Item 7.01. Regulation FD.

Sabre has issued a press release announcing the completion of the acquisition referred to in Item 2.01 above. A copy of the press release is furnished as Exhibit 99.1.

Note: Information in this report furnished pursuant to Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Forward-Looking Statements

Statements made in this Current Report on Form 8-K under Item 2.01 and Item 7.01 (including the press release referred to under Item 7.01 and furnished as Exhibit 99.1) that are not statements of historical or current facts constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, financing plans, future acquisitions and related activities, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding future acquisitions. In many cases, you can identify forward-looking statements by terms such as “expects,” “may,” “will,” “should,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements are based on Sabre’s current expectations and assumptions regarding its business, the economy and other future conditions and are subject to risks, uncertainties and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although Sabre believes that the expectations reflected in the forward-looking statements are reasonable, Sabre cannot guarantee future events, results, actions, levels of activity, performance or achievements. You are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to, those factors described in Part I, Item 1A, “Risk Factors” in Sabre’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired. The financial information required by this item will be filed pursuant to an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.
(b) Pro Forma Financial Information. The pro forma financial information required by this item will be filed pursuant to an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.
(d) Exhibits

Exhibit Number	Description
2.1
Share Purchase Agreement, dated as of May 14, 2015 by and between Abacus International Holdings Ltd and Sabre Technology Enterprises II Ltd. (incorporated by reference to Exhibit 2.1 of Sabre Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 14, 2015).

99.1	Press release.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: July 1, 2015	By:	/s/ Richard A. Simonson
	Name:	Richard A. Simonson
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1
Share Purchase Agreement, dated as of May 14, 2015 by and between Abacus International Holdings Ltd and Sabre Technology Enterprises II Ltd. (incorporated by reference to Exhibit 2.1 of Sabre Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 14, 2015).

99.1	Press release.